Exhibit 99.2

                    PHONE.COM AND SOFTWARE.COM ANNOUNCE
                            COMPLETION OF MERGER

     REDWOOD CITY and SANTA BARBARA, Calif. (November 17, 2000) -- Phone.com, Inc. (Nasdaq:PHCM), a leading provider of wireless Internet infrastructure and application software, and Software.com, Inc. (Nasdaq:SWCM), a leading developer of carrier-scale Internet infrastructure software for communications service providers, today jointly announced that their merger has been completed. The new, combined company brings together two leading innovators in the field of open Internet-based application and infrastructure software.

     Under the terms of the merger agreement, each share of Software.com common stock has been converted into the right to receive 1.6105 shares of Phone.com common stock. Letters of transmittal regarding the procedures to exchange Software.com common stock for Phone.com common stock will be sent to former Software.com stockholders in the near future. As a result of the merger, beginning Monday November 20, Software.com shares will no longer be listed on the Nasdaq Stock Market. In addition, Phone.com shares will begin trading under the new Nasdaq trading symbol on Monday November 20, 2000.

     As previously announced, on Monday, November 20, at 7:45 a.m. Eastern Time, the combined company will hold an investor conference call to announce the new name of the company and the new Nasdaq trading symbol. During the call, management will also provide an update on merger integration, as well as financial guidance and operating metrics for the combined company. The details of the investor conference call are as follows:

     Phone.com & Software.com Merger Completion Conference Call
     Monday, November 20, 2000
     7:45 a.m. Eastern Standard Time (4:45 a.m. Pacific Standard Time) Dial-in numbers:
     Domestic - 800-777-5216
     International - 212-896-6103
     Confirmation code: 16856411

     Reply will be available for 48 hours

     Domestic - 800-633-8284
     International - 858-812-6440
     Confirmation code : 16856411

     A webcast of the call and replay (which will be added to our archive) will be available at: http://www.phone.com/investor/index.html and http://www.software.com/investor/index.html.

     About Phone.com

     Phone.com is a leading provider of software, applications, and services that enable the delivery of Internet-based information and voice services to mass-market wireless telephones. Using its software, wireless subscribers have access to Internet- and corporate intranet-based services, including email, news, stocks, weather, travel and sports. In addition, subscribers have access via their wireless telephones to network operators' intranet-based telephony services, which may include over-the-air activation, call management, billing history information, pricing plan subscription and voice message management. Phone.com is headquartered in Silicon Valley, California and has regional offices in Boston, Belfast, Copenhagen, Hong Kong, London, Madrid, Mexico City, Paris, Rome, Seoul, Tokyo and Washington, D.C. Visit www.phone.com for more information.

     About Software.com

     With more than 134 million seats licensed, Software.com (Nasdaq: SWCM) is a leading supplier of carrier-scale Internet infrastructure software for communications service providers worldwide. Software.com provides the scalable platform that enables service providers to deploy next-generation business and consumer Internet services; including email, IP unified messaging, mobile mail and mobile instant messaging.

                                   # # #

     The Phone.com name and logo and the family of terms carrying the "UP" prefix are trademarks of Phone.com, Inc. All Rights Reserved. All other company, brand and product names may be marks that are the sole property of their respective owners.

     For further information:

     Contact Phone.com Worldwide Public Relations


     Software.com, Inc.
     Fred Bateman
     FitzGerald Communications
     +1 (415) 677 0208
     fbateman@fitzgerald.com